News release

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS FIRST QUARTER PROFIT OF

$8.5 MILLION

OLNEY, MARYLAND, April 19, 2012 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR) the parent company of Sandy Spring Bank, today announced net income for the first quarter of 2012 of $8.5 million ($.35 per diluted share) compared to net income of $7.3 million ($0.30 per diluted share) for both the first quarter of 2011 and the fourth quarter of 2011.

“We are off to a very positive start for 2012 as we saw a third straight quarter of loan growth. While our net interest margin declined compared to the first quarter of 2011, it showed an increase over the previous quarter as we continued to improve our deposit mix with continued growth in lower cost transaction accounts,” said Daniel J. Schrider, President and Chief Executive Officer. “The overall economy has begun to show modestly improving indicators and our results mirror these positives as we meet the challenges of intense competition for quality loans in this extended low interest rate environment.”

“We have received all necessary regulatory approvals for our previously announced acquisition of CommerceFirst Bank, headquartered in Anne Arundel County, MD. We see promising opportunities for new growth in this contiguous natural market with excellent commercial demographics. Our merger integration team has been working diligently and we expect to complete a seamless transition in the second quarter,” said Schrider.

First Quarter Highlights:

•	Pre-tax pre-provision income, a non-GAAP measure, was $13.0 million for the first quarter of 2012, a 9% increase over the first quarter of 2011 and a 4% increase over the fourth quarter of 2011.

•	Total loans reflected a third straight quarterly increase due primarily to growth in the commercial business, investor real estate and residential construction loan portfolios.

•	Non-performing loans declined to $72.2 million at March 31, 2012 compared to $88.3 million at March 31, 2011 and $79.1 million at December 31, 2011. The coverage ratio of the allowance for loan and lease losses to non-performing loans was 62% at March 31, 2012 compared to 67% at March 31, 2011 and 62% at December 31, 2011.

•	The net interest margin declined to 3.56% for the first quarter of 2012, compared to 3.65% for the first quarter of 2011 but increased compared to 3.51% for the fourth quarter of 2011.

•	Revenue from wealth management services, which includes fees from trust and investment management and sales of investment products, increased 11% for the first quarter of 2012 compared to the first quarter of 2011 due to the addition of investable assets from new and existing clients and market-driven increases in the value of assets under management upon which our fees are based.

Review of Balance Sheet and Credit Quality

Total assets increased 3% to $3.7 billion at March 31, 2012 compared to balances at March 31, 2011. Total loans and leases increased 6% to $2.3 billion compared to the prior year. The increase in loans was due primarily to growth in the commercial and residential mortgage loan portfolios. Total loans increased 1% compared to balances at December 31, 2011.

Customer funding sources, which include deposits and other short-term borrowings from customers, increased 3% compared to March 31, 2011. This increase was due largely to a 12% increase in noninterest-bearing and interest-bearing checking accounts, which more than offset a 9% reduction in certificates of deposit, which resulted from the Company’s strategy to improve its deposit mix and maintain its net interest margin. The Company views the growth in checking accounts as an especially valuable metric as it provides additional opportunities to grow multiple product banking relationships with clients.

Tangible common equity totaled $358.0 million at March 31, 2012 compared to $328.4 million at March 31, 2011 resulting in an increase in the ratio of tangible common equity to tangible assets from 9.47% at March 31, 2011 to 9.98% at March 31, 2012. This increase was due primarily to net income earned during the period. At March 31, 2012, the Company had a total risk-based capital ratio of 16.14%, a tier 1 risk-based capital ratio of 14.89% and a tier 1 leverage ratio of 11.05%.

Non-performing loans decreased to $72.2 million at March 31, 2012 compared to $88.3 million at March 31, 2011 and $79.1 million at December 31, 2011. The Company’s credit quality metrics continued to improve due to resolution of existing problem credits and limited migration of new credits to non-performing status.

The provision for loan and lease losses was $0.7 million for the first quarter of 2012 compared to $1.5 million for the first quarter of 2011 and $2.3 million for the fourth quarter of 2011. The decrease in the provision for the first quarter of 2012 compared to the prior quarter was due primarily to a decline in specific reserves on watch list credits. Compared to the first quarter of 2011, the provision for the first quarter of 2012 declined due primarily to a decrease in historical losses in prior periods.

Loan charge-offs, net of recoveries, totaled $5.0 million for the first quarter of 2012 compared to net charge-offs of $4.7 million for the first quarter of 2011 and $2.6 million for the fourth quarter of 2011. The allowance for loan and lease losses represented 1.98% of outstanding loans and leases and 62% of non-performing loans at March 31, 2012 compared to 2.74% of outstanding loans and leases and 67% of non-performing loans at March 31, 2011 and 2.21% of outstanding loans and leases and 62% of non-performing loans at December 31, 2011. Non-performing loans includes accruing loans 90 days or more past due and restructured loans.

Income Statement Review

Net interest income for the first quarter of 2012 increased by $0.7 million or 3% compared to the first quarter of 2011 due to an increase in average earning assets resulting from growth in both loans and noninterest-bearing deposits, which more than offset lower earning asset yields. Lower yields, together with a reduced rate of decline in the cost of funds, resulted in a decrease in the net interest margin to 3.56% for the first quarter of 2012 compared to 3.65% for the first quarter of 2011.

Non-interest income increased $1.0 million or 10% to $11.0 million for the first quarter of 2012 compared to $10.0 million for the first quarter of 2011. This increase was due primarily to an increase in revenue from wealth management services of $0.4 million or 11% due primarily to higher average assets under management. In addition, income from mortgage banking activities increased $0.6 million in the first quarter of 2012 compared to the first quarter of 2011 due to higher accrued gains on mortgage commitments.

Non-interest expenses were $26.7 million for the first quarter of 2012 compared to $26.1 million in the first quarter of 2011, an increase of $0.6 million or 2%. This increase was driven by an increase of $1.1 million or 7% in salaries and benefits expense due to higher salary and incentive compensation expenses. This increase was partially offset by a decrease of $0.4 million or 38% in FDIC insurance premiums.

The non-GAAP efficiency ratio improved to 63.9% for the first quarter of 2012 compared to 65.1% for the first quarter of 2011.

Additional Information For Shareholders

In connection with the proposed merger transaction, Sandy Spring Bancorp has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 that includes a Proxy Statement of CommerceFirst Bancorp and a Prospectus of Sandy Spring Bancorp, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Sandy Spring Bancorp and CommerceFirst Bancorp, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Sandy Spring Bancorp at www.sandyspringbank.com under the tab “Investor Relations,” within the section “News & Media” and then under the heading “Documents” or from CommerceFirst Bancorp by accessing CommerceFirst Bancorp’s website at www.commerce1st.com under the tab “About Us,” within the section “Investor Relations” and then under the heading “CommerceFirst Bancorp Security and Exchange Commission (SEC) Filings.”

Sandy Spring Bancorp and CommerceFirst Bancorp and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of CommerceFirst Bancorp in connection with the proposed merger. Information about the directors and executive officers of Sandy Spring Bancorp is set forth in the proxy statement for Sandy Spring Bancorp’s 2012 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 29, 2012. Information about the directors and executive officers of CommerceFirst Bancorp is set forth in CommerceFirst Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2011. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger. Free copies of this document may be obtained as described in the preceding paragraph.

 Conference Call

The Company’s management will host a conference call to discuss its first quarter results today at 2:00 P.M. (ET). A live Web cast of the conference call is available through the Investor Relations’ section of the Sandy Spring Web site at www.sandyspringbank.com. Participants may call 1-877-317-6789. A password is not necessary. Visitors to the Web site are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available at the Web site until 9:00 am (ET) May 21, 2012. A replay of the teleconference will be available through the same time period by calling 1-877-344-7529 under conference call number 10011882.

About Sandy Spring Bancorp/Sandy Spring Bank

With $3.7 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation and West Financial Services, Inc. Sandy Spring Bancorp is the largest publicly traded banking company headquartered and operating in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 43 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland, and Arlington, Fairfax and Loudoun counties in Virginia. Through its subsidiaries, Sandy Spring Bank also offers a comprehensive menu of insurance and investment management services. Visit www.sandyspringbank.com to locate an ATM near you or for more information about Sandy Spring Bank.

For additional information or questions, please contact:

Daniel J. Schrider, President & Chief Executive Officer, or

Philip J. Mantua, E.V.P. & Chief Financial Officer

Sandy Spring Bancorp

17801 Georgia Avenue

Olney, Maryland 20832

1-800-399-5919

Email:	DSchrider@sandyspringbank.com

PMantua@sandyspringbank.com

Web site: www.sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release and in the conference call regarding this news release. These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2011, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended
	March 31,		%
(Dollars in thousands, except per share data)	2012	2011	Change
Results of Operations:
Net interest income	$28,705	$28,010	2
Provision for loan and lease losses	664	1,515	(56)
Non-interest income	10,974	9,992	10
Non-interest expenses	26,683	26,062	2
Income before income taxes	12,332	10,425	18
Net income	8,476	7,291	16

Pre-tax pre-provision income	12,996	11,940	9

Return on average assets	0.94%	0.84%
Return on average common equity	7.60%	7.26%
Net interest margin	3.56%	3.65%
Efficiency ratio - GAAP (1)	67.25%	68.58%
Efficiency ratio - Non-GAAP (1)	63.88%	65.09%

Per share data:
Basic net income	$0.35	$0.30	17
Diluted net income	0.35	0.30	17
Average fully diluted shares	24,180,501	24,115,906	-
Dividends declared per share	0.10	0.08	25
Book value per share	18.72	16.99	10
Tangible book value per share	14.83	13.64	9
Outstanding shares	24,143,985	24,084,423	-

Financial Condition at period-end:
Investment securities	$1,067,462	$1,087,620	(2)
Loans and leases	2,271,392	2,150,049	6
Interest-earning assets	3,416,136	3,283,819	4
Assets	3,668,273	3,549,533	3
Deposits	2,681,075	2,599,634	3
Interest-bearing liabilities	2,508,756	2,495,916	1
Stockholders' equity	451,917	409,076	10

Capital ratios:
Tier 1 leverage	11.05%	10.63%
Tier 1 capital to risk-weighted assets	14.89%	14.21%
Total regulatory capital to risk-weighted assets	16.14%	15.48%
Tangible common equity to tangible assets (2)	9.98%	9.47%
Average equity to average assets	12.33%	11.63%

Credit quality ratios:
Allowance for loan and lease losses to loans and leases	1.98%	2.74%
Non-performing loans to total loans	3.18%	4.11%
Non-performing assets to total assets	2.10%	2.71%
Allowance for loan and lease losses to non-performing loans	62.43%	66.69%
Annualized net charge-offs to average loans and leases (3)	0.89%	0.89%

(1)	The GAAP efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The traditional, non-GAAP efficiency ratio excludes intangible asset amortization from non-interest expense; securities gains (losses) from non-interest income; OTTI; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(2)	The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets and other comprehensive losses. See the Reconciliation Table included with these Financial Highlights.
(3)	Calculation utilizes average loans and leases, excluding residential mortgage loans held-for-sale.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED

	Three Months Ended
	March 31,
(Dollars in thousands)	2012	2011
Pre-tax pre-provision income:
Net income	$8,476	$7,291
Plus non-GAAP adjustment:
Income taxes	3,856	3,134
Provision for loan and lease losses	664	1,515
Pre-tax pre-provision income	$12,996	$11,940

GAAP efficiency ratio:
Non-interest expenses	$26,683	$26,062
Net interest income plus non-interest income	$39,679	$38,002

Efficiency ratio–GAAP	67.25%	68.58%

Non-GAAP efficiency ratio:
Non-interest expenses	$26,683	$26,062
Less non-GAAP adjustment:
Amortization of intangible assets	461	461
Non-interest expenses - as adjusted	$26,222	$25,601

Net interest income plus non-interest income	$39,679	$38,002
Plus non-GAAP adjustment:
Tax-equivalent income	1,376	1,307
Less non-GAAP adjustments:
Securities gains	73	20
OTTI recognized in earnings	(64)	(41)
Net interest income plus non-interest income - as adjusted	$41,046	$39,330

Efficiency ratio–Non-GAAP	63.88%	65.09%

Tangible common equity ratio:
Total stockholders' equity	$451,917	$409,076
Accumulated other comprehensive income (loss)	(12,838)	2,260
Goodwill	(76,816)	(76,816)
Other intangible assets, net	(4,272)	(6,118)
Tangible common equity	$357,991	$328,402

Total assets	$3,668,273	$3,549,533
Goodwill	(76,816)	(76,816)
Other intangible assets, net	(4,272)	(6,118)
Tangible assets	$3,587,185	$3,466,599

Tangible common equity ratio	9.98%	9.47%

Outstanding common shares	24,143,985	24,084,423
Tangible book value per common share	$14.83	$13.64

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION - UNAUDITED

	March 31,	December 31,	March 31,
(Dollars in thousands)	2012	2011	2011
Assets
Cash and due from banks	$43,149	$49,832	$43,738
Federal funds sold	1,012	1,006	1,564
Interest-bearing deposits with banks	58,144	21,476	33,694
Cash and cash equivalents	102,305	72,314	78,996
Residential mortgage loans held for sale (at fair value)	18,126	25,341	10,892
Investments available-for-sale (at fair value)	878,365	951,301	964,692
Investments held-to-maturity -- fair value of $157,745, $184,167 and $91,084
at March 31, 2012, December 31, 2011 and March 31, 2011, respectively	153,544	178,465	88,858
Other equity securities	35,553	34,933	34,070
Total loans and leases	2,271,392	2,239,692	2,150,049
Less: allowance for loan and lease losses	(45,061)	(49,426)	(58,918)
Net loans and leases	2,226,331	2,190,266	2,091,131
Premises and equipment, net	48,748	48,483	48,873
Other real estate owned	4,834	4,431	7,960
Accrued interest receivable	12,424	12,898	12,893
Goodwill	76,816	76,816	76,816
Other intangible assets, net	4,272	4,734	6,118
Other assets	106,955	111,388	128,234
Total assets	$3,668,273	$3,711,370	$3,549,533

Liabilities
Noninterest-bearing deposits	$685,770	$650,377	$619,905
Interest-bearing deposits	1,995,305	2,006,143	1,979,729
Total deposits	2,681,075	2,656,520	2,599,634
Securities sold under retail repurchase agreements and federal funds purchased	73,130	143,613	75,516
Advances from FHLB	405,321	405,408	405,671
Subordinated debentures	35,000	35,000	35,000
Accrued interest payable and other liabilities	21,830	24,720	24,636
Total liabilities	3,216,356	3,265,261	3,140,457

Stockholders' Equity
Common stock -- par value $1.00; shares authorized 50,000,000; shares issued and outstanding 24,143,985, 24,091,042 and 24,084,423 at March 31, 2012,
December 31, 2011 and March 31, 2011, respectively	24,144	24,091	24,085
Additional paid in capital	177,949	177,828	176,799
Retained earnings	236,986	230,942	210,452
Accumulated other comprehensive income (loss)	12,838	13,248	(2,260)
Total stockholders' equity	451,917	446,109	409,076
Total liabilities and stockholders' equity	$3,668,273	$3,711,370	$3,549,533

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended March 31,
(Dollars in thousands, except per share data)	2012	2011
Interest Income:
Interest and fees on loans and leases	$27,129	$26,990
Interest on loans held for sale	149	122
Interest on deposits with banks	21	18
Interest and dividends on investment securities:
Taxable	4,943	5,440
Exempt from federal income taxes	2,373	2,179
Interest on federal funds sold	-	1
Total interest income	34,615	34,750
Interest Expense:
Interest on deposits	2,013	2,913
Interest on retail repurchase agreements and federal funds purchased	61	53
Interest on advances from FHLB	3,587	3,551
Interest on subordinated debt	249	223
Total interest expense	5,910	6,740
Net interest income	28,705	28,010
Provision for loan and lease losses	664	1,515
Net interest income after provision for loan and lease losses	28,041	26,495
Non-interest Income:
Investment securities gains	73	20
Total other-than-temporary impairment ("OTTI") losses	(64)	(100)
Portion of OTTI losses recognized in other comprehensive income, before taxes	-	59
Net OTTI recognized in earnings	(64)	(41)
Service charges on deposit accounts	2,200	2,252
Mortgage banking activities	1,025	455
Wealth management income	4,057	3,645
Insurance agency commissions	1,202	1,180
Income from bank owned life insurance	634	646
Visa check fees	898	834
Other income	949	1,001
Total non-interest income	10,974	9,992
Non-interest Expenses:
Salaries and employee benefits	15,701	14,624
Occupancy expense of premises	2,846	3,143
Equipment expenses	1,190	1,142
Marketing	495	485
Outside data services	1,279	995
FDIC insurance	652	1,044
Amortization of intangible assets	461	461
Other expenses	4,059	4,168
Total non-interest expenses	26,683	26,062
Income before income taxes	12,332	10,425
Income tax expense	3,856	3,134
Net income	$8,476	$7,291

Net Income Per Share Amounts:
Basic net income per share	$0.35	$0.30
Diluted net income per share	$0.35	$0.30
Dividends declared per share	$0.10	$0.08

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2012	2011
(Dollars in thousands, except per share data)	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$35,991	$36,156	$36,424	$36,435	$36,057
Interest expense	5,910	6,256	6,674	6,854	6,740
Tax-equivalent net interest income	30,081	29,900	29,750	29,581	29,317
Tax-equivalent adjustment	1,376	1,448	1,420	1,427	1,307
Provision for loan and lease losses	664	2,282	(3,520)	1,151	1,515
Non-interest income	10,974	11,370	11,336	10,802	9,992
Non-interest expenses	26,683	27,323	25,848	25,838	26,062
Income before income taxes	12,332	10,217	17,338	11,967	10,425
Income tax expense	3,856	2,959	6,081	3,671	3,134
Net income	$8,476	$7,258	$11,257	$8,296	$7,291
Financial performance:
Pre-tax pre-provision income	$12,996	$12,499	$13,818	$13,118	$11,940
Return on average assets	0.94%	0.79%	1.24%	0.93%	0.84%
Return on average common equity	7.60%	6.54%	10.42%	8.03%	7.26%
Net interest margin	3.56%	3.51%	3.53%	3.58%	3.65%
Efficiency ratio - GAAP (1)	67.25%	68.61%	65.16%	66.33%	68.58%
Efficiency ratio - Non-GAAP (1)	63.88%	65.10%	62.02%	62.82%	65.09%
Per share data:
Basic net income per share	$0.35	$0.30	$0.47	$0.34	$0.30
Diluted net income per share	$0.35	$0.30	$0.47	$0.34	$0.30
Average fully diluted shares	24,180,501	24,141,084	24,142,137	24,130,357	24,115,906
Dividends declared per common share	$0.10	$0.10	$0.08	$0.08	$0.08
Non-interest income:
Securities gains	$73	$9	$231	$32	$20
Net OTTI recognized in earnings	(64)	-	(76)	(43)	(41)
Service charges on deposit accounts	2,200	2,394	2,444	2,437	2,252
Mortgage banking activities	1,025	824	1,141	808	455
Wealth management income	4,057	4,041	3,937	4,023	3,645
Insurance agency commissions	1,202	1,473	1,044	953	1,180
Income from bank owned life insurance	634	674	662	654	646
Visa check fees	898	927	927	949	834
Other income	949	1,028	1,026	989	1,001
Total non-interest income	$10,974	$11,370	$11,336	$10,802	$9,992
Non-interest expense:
Salaries and employee benefits	$15,701	$15,433	$14,892	$14,676	$14,624
Occupancy expense of premises	2,846	2,802	2,784	2,790	3,143
Equipment expenses	1,190	1,292	1,143	1,128	1,142
Marketing	495	727	468	709	485
Outside data services	1,279	1,092	1,073	999	995
FDIC insurance	652	698	709	736	1,044
Amortization of intangible assets	461	461	461	462	461
Professional fees	1,287	1,414	1,314	1,088	1,126
Other real estate owned expenses	64	604	383	726	699
Other expenses	2,708	2,800	2,621	2,524	2,343
Total non-interest expense	$26,683	$27,323	$25,848	$25,838	$26,062

(1)	The GAAP efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional, non-GAAP efficiency ratio excludes intangible asset amortization from non-interest expense; excludes securities gains; OTTI losses from non-interest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2012	2011
(Dollars in thousands)	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Residential mortgage loans	$465,204	$448,662	$440,606	$445,605	$444,519
Residential construction loans	122,841	108,699	90,727	81,425	84,939
Commercial ADC loans	149,814	160,946	141,576	149,215	151,135
Commercial investor real estate loans	392,626	371,948	357,358	353,749	355,967
Commercial owner occupied real estate loans	525,022	522,076	519,837	511,271	509,215
Commercial business loans	253,827	260,327	226,528	225,624	231,448
Leasing	5,843	6,954	8,484	10,200	12,477
Consumer loans	356,215	360,080	360,287	360,831	360,349
Total loans and leases	2,271,392	2,239,692	2,145,403	2,137,920	2,150,049
Allowance for loan and lease losses	(45,061)	(49,426)	(49,720)	(55,246)	(58,918)
Investment securities	1,067,462	1,164,699	1,174,180	1,128,589	1,087,620
Interest-earning assets	3,416,136	3,452,214	3,370,360	3,322,317	3,283,819
Total assets	3,668,273	3,711,370	3,626,043	3,612,016	3,549,533
Noninterest-bearing demand deposits	685,770	650,377	643,169	648,605	619,905
Total deposits	2,681,075	2,656,520	2,640,324	2,657,861	2,599,634
Customer repurchase agreements	73,130	63,613	79,529	65,214	75,516
Total interest-bearing liabilities	2,508,756	2,590,164	2,517,180	2,515,053	2,495,916
Total stockholders' equity	451,917	446,109	440,791	423,684	409,076
Quarterly average balance sheets:
Residential mortgage loans	$474,149	$463,754	$453,645	$455,803	$458,329
Residential construction loans	116,630	99,983	89,128	84,144	85,891
Commercial ADC loans	159,769	153,598	145,835	149,773	149,071
Commercial investor real estate loans	377,072	353,975	350,925	352,668	340,008
Commercial owner occupied real estate loans	518,763	521,212	515,185	509,273	500,875
Commercial business loans	258,099	231,773	225,041	225,646	236,949
Leasing	6,325	7,671	9,269	11,154	14,009
Consumer loans	358,783	361,888	360,875	362,098	367,261
Total loans and leases	2,269,590	2,193,854	2,149,903	2,150,559	2,152,393
Investment securities	1,086,295	1,173,418	1,168,712	1,121,325	1,054,740
Total earning assets	3,389,843	3,392,773	3,355,937	3,305,059	3,237,556
Total assets	3,637,674	3,647,291	3,610,219	3,566,278	3,500,807
Noninterest-bearing demand deposits	641,477	655,381	631,192	607,092	582,441
Total deposits	2,642,634	2,658,676	2,640,729	2,607,854	2,548,117
Customer repurchase agreements	65,195	74,267	72,646	70,313	79,067
Total interest-bearing liabilities	2,523,394	2,525,128	2,524,728	2,519,114	2,485,451
Total stockholders' equity	448,406	440,154	428,511	414,624	407,007
Capital measures:
Average equity to average assets	12.33%	12.07%	11.87%	11.63%	11.63%
Tier 1 leverage	11.05%	10.84%	10.79%	10.64%	10.63%
Tier 1 capital to risk-weighted assets	14.89%	14.57%	14.96%	14.75%	14.21%
Total regulatory capital to risk-weighted assets	16.14%	15.83%	16.21%	16.01%	15.48%
Book value per share	$18.72	$18.52	$18.31	$17.58	$16.99
Outstanding shares	24,143,985	24,091,042	24,079,204	24,095,123	24,084,423

Sandy Spring Bancorp, Inc. and Subsidiaries
LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2012	2011
(Dollars in thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
Non-Performing Assets:
Loans and leases 90 days past due:
Commercial business	$40	$-	$-	$-	$-
Commercial real estate:
Commercial AD&C	-	-	-	-	-
Commercial investor real estate	-	-	-	-	-
Commercial owner occupied real estate	-	-	-	-	-
Leasing	-	2	63	20	24
Consumer	89	165	373	337	169
Residential real estate:
Residential mortgage	167	167	2,291	3,820	4,616
Residential construction	-	243	-	-	2,367
Total loans and leases 90 days past due	296	577	2,727	4,177	7,176
Non-accrual loans and leases:
Commercial business	6,542	7,226	8,038	8,288	9,649
Commercial real estate:
Commercial AD&C	14,303	18,702	24,481	26,133	28,310
Commercial investor real estate	13,893	16,963	16,118	2,975	2,519
Commercial owner occupied real estate	16,295	14,709	11,847	13,019	12,304
Leasing	858	853	956	1,017	1,529
Consumer	1,700	1,786	1,478	590	720
Residential real estate:
Residential mortgage	4,818	5,722	6,081	6,295	6,652
Residential construction	4,929	5,719	5,034	5,701	5,222
Total non-accrual loans and lease	63,338	71,680	74,033	64,018	66,905
Total restructured loans - accruing	8,547	6,881	6,088	8,299	14,266
Total non-performing loans and leases	72,181	79,138	82,848	76,494	88,347
Other assets and real estate owned (OREO)	4,834	4,431	7,938	6,951	7,960
Total non-performing assets	$77,015	$83,569	$90,786	$83,445	$96,307

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2012	2011	2011	2011	2011
Analysis of Non-accrual Loan and Lease Activity:
Balance at beginning of period	$71,680	$74,033	$64,018	$66,905	$63,327
Non-accrual balances transferred to OREO	-	(511)	(142)	(791)	(535)
Non-accrual balances charged-off	(4,965)	(2,758)	(1,375)	(2,112)	(2,701)
Net payments or draws	(5,061)	(6,724)	(4,839)	(8,016)	(2,531)
Loans placed on non-accrual	1,809	8,640	17,226	8,032	9,526
Non-accrual loans brought current	(125)	(1,000)	(855)	-	(181)
Balance at end of period	$63,338	$71,680	$74,033	$64,018	$66,905

Analysis of Allowance for Loan Losses:
Balance at beginning of period	$49,426	$49,720	$55,246	$58,918	$62,135
Provision for loan and lease losses	664	2,282	(3,520)	1,151	1,515
Less loans charged-off, net of recoveries:
Commercial business	(39)	(65)	397	769	790
Commercial real estate:
Commercial AD&C	1,076	275	151	253	(137)
Commercial investor real estate	3,219	335	30	504	(4)
Commercial owner occupied real estate	-	329	45	113	-
Leasing	5	181	85	455	333
Consumer	348	352	375	713	1,091
Residential real estate:
Residential mortgage	420	792	751	1,319	2,095
Residential construction	-	377	172	697	564
Net charge-offs	5,029	2,576	2,006	4,823	4,732
Balance at end of period	$45,061	$49,426	$49,720	$55,246	$58,918

Asset Quality Ratios:
Non-performing loans to total loans	3.18%	3.53%	3.86%	3.58%	4.11%
Non-performing assets to total assets	2.10%	2.25%	2.50%	2.31%	2.71%
Allowance for loan losses to loans	1.98%	2.21%	2.32%	2.58%	2.74%
Allowance for loan losses to non-performing loans	62.43%	62.46%	60.01%	72.22%	66.69%
Net charge-offs in quarter to average loans	0.89%	0.47%	0.37%	0.90%	0.89%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended March 31,
	2012			2011
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans (3)	$474,149	$5,360	4.55%	$458,329	$5,743	5.01%
Residential construction loans	116,630	1,101	3.80	85,891	908	4.29
Commercial ADC loans	159,769	1,968	4.96	149,071	1,535	4.18
Commercial investor real estate loans	377,072	5,148	5.49	340,008	5,079	6.00
Commercial owner occupied real estate loans	518,763	7,260	5.69	500,875	7,429	6.05
Commercial business loans	258,099	3,151	4.80	236,949	2,843	4.87
Leasing	6,325	103	6.52	14,009	229	6.53
Consumer loans	358,783	3,187	3.60	367,261	3,346	3.72
Total loans and leases (2)	2,269,590	27,278	4.84	2,152,393	27,112	5.09
Taxable securities	809,939	5,273	2.60	846,877	5,783	2.73
Tax-exempt securities (4)	276,356	3,419	4.95	207,863	3,143	6.05
Interest-bearing deposits with banks	32,871	21	0.25	28,839	18	0.25
Federal funds sold	1,087	-	0.14	1,584	1	0.16
Total interest-earning assets	3,389,843	35,991	4.26	3,237,556	36,057	4.49

Less: allowance for loan and lease losses	(49,567)			(61,592)
Cash and due from banks	45,058			42,948
Premises and equipment, net	48,554			49,189
Other assets	203,786			232,706
Total assets	$3,637,674			$3,500,807

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$362,730	87	0.10%	$317,739	72	0.09%
Regular savings deposits	200,604	46	0.09	175,395	42	0.10
Money market savings deposits	859,121	512	0.24	846,674	934	0.45
Time deposits	578,702	1,368	0.95	625,868	1,865	1.21
Total interest-bearing deposits	2,001,157	2,013	0.40	1,965,676	2,913	0.60
Other borrowings	81,878	61	0.30	79,067	53	0.27
Advances from FHLB	405,359	3,587	3.56	405,709	3,551	3.55
Subordinated debentures	35,000	249	2.85	35,000	223	2.55
Total interest-bearing liabilities	2,523,394	5,910	0.94	2,485,452	6,740	1.10

Noninterest-bearing demand deposits	641,477			582,441
Other liabilities	24,397			25,907
Stockholders' equity	448,406			407,007
Total liabilities and stockholders' equity	$3,637,674			$3,500,807

Net interest income and spread		$30,081	3.32%		$29,317	3.39%
Less: tax-equivalent adjustment		1,376			1,307
Net interest income		$28,705			$28,010

Interest income/earning assets			4.26%			4.49%
Interest expense/earning assets			0.70			0.84
Net interest margin			3.56%			3.65%

(1)	Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 39.88% for 2012 and 2011. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.4 million and $1.3 million in 2012 and 2011, respectively.
(2)	Non-accrual loans are included in the average balances.
(3)	Includes residential mortgage loans held for sale. home equity loans and lines are classified as consumer loans.
(4)	Includes only investments that are exempt from federal taxes.